UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                     ______

                                    FORM 10-K
                                  ANNUAL REPORT


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                         SUBSIDIARIES OF THE REGISTRANT



                          CNB Florida Bancshares, Inc.

                                   EXHIBIT 21


Subsidiaries of CNB Florida Bancshares, Inc.:


                                     State of
             Subsidiary            Organization              Business Name
             ----------            ------------              -------------

    1.  CNB National Bank               *                    CNB National Bank




        * CNB National Bank is organized as a National Bank.